SCHEDULE 14A
                                (Rule 14a - 101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

|X| Filed by the Registrant
|_| Filed by a party other than the Registrant

Check the appropriate box:

|_| Preliminary proxy statement
|_| Confidential, for use of the Commission only  (as permitted by Rule 14a-6(e)
    (2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           HOVNANIAN ENTERPRISES, INC.
                (Name of Registrant as Specified in Its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

               Payment of filing fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount previously paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing party:
     (4)  Date filed:

Note: The foregoing changes to the facing page of the proxy statement reflect revisions to the proxy rules effective as of October 1996. No fee is now required in connection with the filing of this proxy statement.

           HOVNANIAN ENTERPRISES, INC.
[LOGO]     =====================================================================
           10 HIGHWAY 35, P.O. BOX 500, RED BANK, NEW JERSEY 07701 [ ]
           (732)747-7800


                                                   February 27, 1998


Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders which will be held on Tuesday, April 14, 1998, in the Boardroom of the American Stock Exchange, 13th Floor, 86 Trinity Place, New York, New York. The meeting will start promptly at 10:30 a.m.

     It is important that your shares be represented and voted at the meeting. Therefore, we urge you to complete, sign, date and return the enclosed proxy card in the envelope provided for this purpose. Of course, if you attend the meeting, you may still choose to vote your shares personally, even though you have already returned a signed proxy. Important items to be acted upon at the meeting include the election of directors and ratification of the selection of independent accountants.

     We sincerely hope you will be able to attend and participate in the Company's 1998 Annual Meeting. We welcome the opportunity to meet with many of you and give you a firsthand report on the progress of your Company.


                                                   Sincerely yours,

                                                   /s/ Kevork S. Hovnanian

                                                   KEVORK S. HOVNANIAN
                                                   Chairman of the Board

                           HOVNANIAN ENTERPRISES, INC.

                             ----------------------
                    Notice of Annual Meeting of Shareholders
                                February 27, 1998

                             ----------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hovnanian Enterprises, Inc. will be held on Tuesday, April 14, 1998, in the Board Room of the American Stock Exchange, 13th Floor, 86 Trinity Place, New York, New York at 10:30 a.m. for the following purposes:

          1. The election of Directors of the Company for the ensuing year, to serve until the next Annual Meeting of Shareholders of the Company and until their respective successors may be elected and qualified.

          2. The ratification of the selection of Ernst & Young LLP as independent accountants to examine financial statements for the Company for the year ended October 31, 1998.

          3. The transaction of such other business as may properly come before the meeting and any adjournment thereof.

     Only shareholders of record at the close of business on February 19, 1998 are entitled to notice of and to vote at the meeting.

     Accompanying this Notice of Annual Meeting of Shareholders is a proxy statement, a form of proxy and the Company's Annual Report for the year ended October 31, 1997.

     All shareholders are urged to attend the meeting in person or by proxy. Shareholders who do not expect to attend the meeting are requested to complete, sign and date the enclosed proxy and return it promptly in the self-addressed envelope provided.

                                            By order of the Board of Directors,
                                            PETER S. REINHART
                                                                 Secretary

February 27, 1998

--------------------------------------------------------------------------------
     PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                           HOVNANIAN ENTERPRISES, INC.
                                  10 Highway 35
                                  P.O. Box 500
                           Red Bank, New Jersey 07701


                                 ---------------
                                 PROXY STATEMENT
                                 ---------------


General

     The accompanying proxy is solicited on behalf of the Board of Directors of Hovnanian Enterprises, Inc. (the "Company") for use at the Annual Meeting of Shareholders referred to in the foregoing notice and at any adjournment thereof. It is expected that this Proxy Statement and the accompanying proxy will be mailed commencing February 27, 1998 to each shareholder entitled to vote. The Company's Annual Report for the year ended October 31, 1997 accompanies this Proxy Statement.

     Shares represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the specifications thereon. If no specifications are made, the persons named in the accompanying proxy will vote such proxy for the Board of Directors' slate of Directors, for the ratification of selected independent accountants, and as recommended by the Board of Directors unless contrary instructions are given. Any person executing a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to the Secretary of the Company or by voting in person at the meeting.

                     VOTING RIGHTS AND SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The record date for the determination of shareholders entitled to vote at the meeting is the close of business on February 19, 1998. On February 19, 1998, the voting securities of the Company outstanding consisted of 14,048,466 shares of Class A Common Stock, each share entitling the holder thereof to one vote and 7,741,187 shares of Class B Common Stock, each share entitling the holder thereof to ten votes.

     Other than as set forth in the table below, there are no persons known to the Company to own beneficially shares representing more than 5% of the Company's Class A Common Stock or Class B Common Stock.

     The following table sets forth as of February 19, 1998 the Class A Common Stock and Class B Common Stock of the Company beneficially owned by each Director and nominee for Director, by all Directors and officers of the Company as a group (including the named individuals) and holders of more than 5%:

                                                         Class A Common Stock          Class B Common Stock
                                                      ----------------------------  ---------------------------
                                                        Amount and                    Amount and
                                                         Nature of                     Nature of
               Directors, Nominees and                  Beneficial       Percent      Beneficial      Percent
               Holders of More Than 5%                 Ownership(1)   of Class(2)    Ownership(1)   of Class(2)
             ---------------------------              --------------  -----------   --------------  -----------
      Kevork S. Hovnanian(3)(5) .................        5,653,737        40.2%         5,843,837        75.5%
      Ara K. Hovnanian(4) .......................        1,467,894        10.2%         1,234,096        15.5%
      Paul W. Buchanan ..........................           37,687          .3%            21,480          .3%
      Arthur M. Greenbaum .......................            1,500           --             1,500           --
      Desmond P. McDonald .......................            3,750           --             3,750           --
      Peter S. Reinhart .........................           35,568          .2%            16,955          .2%
      J. Larry Sorsby ...........................           62,160          .4%            21,840          .3%
      Stephen D. Weinroth .......................            2,250           --             2,250           --
      Tweedy, Browne Company L.P. (6) ...........          763,821         5.4%                --           --
      All Directors and officers as a group
            (10 persons) ........................        8,154,559        55.7%         7,198,760        89.3%

-------
Notes:
(1) The figures in the table in respect of Class A Common Stock do not include the shares of Class B Common Stock beneficially owned by the specified persons, which shares of Class B Common Stock are convertible at any time on a share for share basis to Class A Common Stock. The figures in the table represent beneficial ownership (including ownership of 554,060 Class A Common Stock Options and 320,940 Class B Common Stock Options, currently exercisable or exercisable within 60 days) and sole voting power and sole investment power except as noted in notes (3), (4) and (5) below.
(2) Based upon the number of shares outstanding plus options for such director, nominee or holder.
(3) Includes 317,812 shares of Class A Common Stock and 320,012 shares of Class B Common Stock as to which Kevork S. Hovnanian has shared voting power and shared investment power. Kevork S. Hovnanian's address is 10 Hwy 35, P.O. Box 500, Red Bank, New Jersey 07701.
(4) Includes 35,217 shares of Class A Common Stock and 60,417 shares of Class B Common Stock as to which Ara K. Hovnanian has shared voting power and shared investment power. Ara K. Hovnanian's address is 10 Hwy 35, P.O. Box 500, Red Bank, New Jersey 07701.
(5) Includes 2,829,413 shares of Class B Common Stock held by the Kevork S. Hovnanian Family Limited Partnership, a Connecticut limited partnership (the "Limited Partnership"), beneficial ownership of which is disclaimed by Kevork S. Hovnanian. Kevork S. Hovnanian's wife, Sirwart Hovnanian, as trustee of the Sirwart Hovnanian 1994 Marital Trust, is the Managing General Partner of the Limited Partnership and as such has the sole power to vote and dispose of the shares of Class B Common Stock held by the Limited Partnership. Also includes 279,562 shares of Class A Common Stock and 264,562 shares of Class B Common Stock held in trust for Mr. Hovnanian's daughter over which Sirwart Hovnanian, as trustee, shares with her daughter the power to dispose of and vote. In addition, includes 18,250 shares of Class A Common Stock and 55,450 shares of Class B Common Stock held in trust for Mr. Hovnanian's grandchildren, over which Sirwart Hovnanian, as trustee, has sole power to dispose of and vote and includes 20,000 shares of Class A Common Stock held in the name of Sirwart Hovnanian over which she has sole power to dispose of and vote. Mr. Hovnanian disclaims beneficial ownership of the shares described in the preceding three sentences.
(6) Based solely upon information contained in a statement or Schedule 13D filed with the Securities and Exchange Commission as of May 16, 1997,
     Address: 52 Vanderbilt Ave., N.Y.C., N.Y., 10017.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, persons who own more than ten percent of a registered class of the Company's equity securities and certain entities associated with the foregoing ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the

American Stock Exchange (the "ASE"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and the ASE. Based solely on the Company's review of the copies of such forms it has received, the Company knows of no failure to file.

                              ELECTION OF DIRECTORS

     The Company's By-laws provide that the Board of Directors shall consist of nine Directors who shall be elected annually by the shareholders. The Company's Certificate of Incorporation requires that, at any time when any shares of Class B Common Stock are outstanding, one-third of the Directors shall be independent. The following persons are proposed as Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. In the event that any of the nominees for Directors should become unavailable, it is intended that the shares represented by the proxies will be voted for such substitute nominees as may be nominated by the Board of Directors, unless the number of Directors constituting a full Board of Directors is reduced. The Company has no reason to believe, however, that any of the nominees is, or will be, unavailable to serve as a Director.

                                                                                Year First
                                                                                 Became a
            Name               Age               Company Affiliation             Director
           ------             ----              ---------------------           ----------
Kevork S. Hovnanian ......     74            Chairman of the Board, and            1967
                                               Director of the Company.
Ara K. Hovnanian .........     40            President, Chief Executive            1981
                                               Officer and Director
                                               of the Company.
Paul W. Buchanan .........     47            Senior Vice President--               1982
                                               Corporate Controller and
                                               Director of the Company.
Arthur M. Greenbaum ......     72            Director of the Company.              1992
Desmond P. McDonald ......     70            Director of the Company.              1982
Peter S. Reinhart ........     47            Senior Vice President and             1981
                                               General
                                               Counsel/Secretary
                                               and  Director  of the Company.
J. Larry Sorsby ..........     42            Senior Vice President,                1997
                                               Treasurer and Chief
                                               Financial Officer and Director
                                               of the Company.
Stephen D. Weinroth ......     59            Director of the Company.              1982

     Mr. K. Hovnanian founded the predecessor of the Company in 1959 and has served as Chairman of the Board since its initial incorporation in 1967. Mr. K. Hovnanian was also Chief Executive Officer of the Company from 1967 to July 1997.

     Mr. A. Hovnanian was appointed President in April 1988, after serving as Executive Vice President from March 1983. He has also served as Chief Executive Officer since July 1997. Mr. A. Hovnanian is the son of Mr. K. Hovnanian.

     Mr. Buchanan has been Senior Vice President -- Corporate Controller since May 1990.

     Mr. Greenbaum has been a senior partner of Greenbaum, Rowe, Smith, Ravin & Davis, a law firm since 1953. Mr. Greenbaum qualifies as an independent Director as defined in the Company's Certificate of Incorporation.

     Mr. McDonald was a Director of Midlantic Bank N.A. from 1976 to December, 1995, Executive Committee Chairman of Midlantic Bank N.A. from August 1992 to December, 1995 and was President of Midlantic Bank N.A. from 1976 to June 1992. He was also a Director of Midlantic Corporation to December, 1995 and was Vice Chairman of Midlantic Corporation from June 1990 to July 1992. Mr. McDonald qualifies as an independent Director as defined in the Company's Certificate of Incorporation.

     Mr. Reinhart has been Senior Vice President and General Counsel since April 1985. He was elected Secretary of the Company in February 1997.

     Mr. Sorsby was appointed Senior Vice President, Treasurer and Chief Financial Officer of the Company in February, 1996 after serving as Senior Vice President-Finance/Treasurer of the Company since March 1991.

     Mr. Weinroth is Chairman of the Board of Core Laboratories N.V., a publicly-owned worldwide oil field services and manufacturing company. He is also a senior partner in Andersen, Weinroth & Co., L.P. a merchant banking firm. He has held such positions since 1994 and the beginning of 1996, respectively. From November 1993 until December 1995, he was Co-Chairman and Co-Chief
Executive Officer of VETTA Sports, Inc., a supplier of bicycle parts and accessories. From 1989 to the present, Mr. Weinroth has been Co-Chairman of the Board of Directors and Chairman of the Investment Committee of First Brittania N.V., an international buyout firm. Mr. Weinroth qualifies as an independent Director as defined in the Company's Certificate of Incorporation.

Meetings of Board of Directors

     The members of the Audit Committee of the Board of Directors are Messrs. McDonald and Weinroth. The Audit Committee is chaired by Mr. McDonald and is responsible for reviewing and approving the scope of the annual audit undertaken by the Company's independent accountants and meeting with them to review the results of their work as well as their recommendations. The Audit Committee has direct access to the Company's independent accountants and also reviews the fees of independent accountants and recommends to the Board of Directors the appointment of independent accountants.

     The Internal Audit Manager for the Company reports directly to the Audit Committee on, among other things, the Company's compliance with certain Company procedures which are designed to enhance management's consideration of all aspects of major transactions involving the Company. The Audit Committee has direct control over staffing, including compensation, of the internal audit department. The Company's Chief Accounting Officer reports directly to the Audit Committee on significant accounting issues. During the year ended October 31, 1997 the Audit Committee met twice.

     The Compensation Committee consists of Messrs. McDonald and Weinroth. The Compensation Committee is currently chaired by Mr. Weinroth and is active in reviewing salaries, bonuses and other forms of compensation for officers and key employees of the Company, in establishing salaries and in other compensation and personnel areas as the Board of Directors from time to time may request. For a discussion of the criteria utilized and factors considered by the Compensation Committee in reviewing and establishing executive compensation, see "Report of the Compensation Committee" below. During the year ended October 31, 1997 the Compensation Committee met once.

     The Company has no executive or nominating committees. Procedures for nominating persons for election to the Board of Directors are contained in the Company's Bylaws.

     During the year ended October 31, 1997 the Board of Directors held three regularly scheduled meetings. In addition, the directors considered Company matters and had numerous communications with the Chairman of the Board of Directors and others wholly apart from the formal meetings.

Director Compensation

     Each director who is not an officer of the Company is paid $2,000 per regularly scheduled meeting, $1,000 for each committee meeting attended, $2,000 for special meetings attended and a bonus. All directors are reimbursed for expenses related to his attendance at Board of Directors and committee meetings. During the year ended October 31, 1997, Mr. McDonald received $10,000, Mr. Greenbaum received $6,000 and Mr. Weinroth received $10,000. No bonus was paid for the year ended 10/31/97.

                      RATIFICATION OF THE SELECTION OF AND
                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The selection of independent accountants to examine financial statements of the Company made available or transmitted to shareholders and filed with the Securities and Exchange Commission for the year ended October 31, 1998 is to be submitted to the meeting for ratification. Ernst & Young LLP has been selected by the Board of Directors of the Company to examine such financial statements.

     The Company has been advised that a representative of Ernst & Young LLP will attend the Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement if the representative so desires.

                             EXECUTIVE COMPENSATION


Summary Compensation Table

     The following table summarizes the compensation paid or accrued by the Company for the chief executive officer and the other four most highly compensated executives during the years ended October 31, 1997, 1996 and 1995.

Long-Term Compensation

                                                                          ------------------------------
                                                 Annual Compensation                 Awards
                                            --------------------------    ------------------------------
                                                                                      Number of
                                                                  Other               Securities             All
                                    Year                         Annual   Restricted  Underlying            Other
                                     or                          Compen-    Stock      Options/    LTIP    Compen-
     Name and Principal Position   Period   Salary    Bonus(1)  sation(2)   Awards      SARs(3)   Payouts sation(4)
   ------------------------------  -------  -------- ---------  --------- ----------  ---------  -------- --------
Kevork S. Hovnanian .............    1997   $778,485  $       0    $0        $0              0     N/A    $10,621
   Chairman of the Board,            1996   $786,067  $ 200,000    $0        $0              0     N/A    $10,115
   and Director of the Company       1995   $739,335  $ 200,000    $0        $0              0     N/A    $ 9,885


Ara K. Hovnanian ................    1997   $713,419  $       0    $0        $0         75,000     N/A    $10,992
   President, Chief Executive        1996   $678,610  $ 200,000    $0        $0              0     N/A    $10,481
   Officer and Director              1995   $678,182  $ 200,000    $0        $0         50,000     N/A    $10,270
   of the Company

John J. Schimpf .................    1997   $256,991  $       0    $0        $0         25,000     N/A    $24,467
   Executive Vice President          1996   $245,360  $ 100,006    $0        $0              0     N/A    $17,745
   and Director of the               1995   $213,638  $  74,139    $0        $0         25,000     N/A    $19,937
   Company

J. Larry Sorsby .................    1997   $205,655      $   0    $0        $0         20,000     N/A    $14,500
   Senior Vice President,            1996   $198,836  $  69,997    $0        $0              0     N/A    $14,349
   Treasurer and Chief               1995   $185,202  $  63,000    $0        $0         20,000     N/A    $16,158
   Financial Officer and
   Director of the Company

Peter S. Reinhart ...............    1997   $159,484  $       0    $0        $0         10,000     N/A    $14,991
   Senior Vice President/            1996   $156,804  $  46,500    $0        $0              0     N/A    $12,822
   General Counsel and               1995   $152,481  $  45,119    $0        $0         15,000     N/A    $13,998
   Director of the Company


----------
Notes:
(1)  Includes awards not paid until after year end.
(2) Includes perquisites and other personal benefits unless the aggregate amount is lesser than either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.
(3)  The Company does not have a stock appreciation right ("SAR") program.
(4) Includes accruals under the Company's savings and investment retirement plan (the "Retirement Plan"), deferred compensation plan (the "Deferred Plan") and term life insurance premiums for each of the named executive officers for the year ended October 31, 1997 as follows:

                              Retirement    Deferred        Term
                                 Plan         Plan        Insurance       Total
                              ----------    --------      ---------      -------
K. Hovnanian ...........       $10,250       $     0       $   371       $10,621
A. Hovnanian ...........       $10,250       $     0       $   742       $10,992
Schimpf ................       $10,250       $13,578       $   639       $24,467
Sorsby .................       $ 7,125       $ 6,865       $   510       $14,500
Reinhart ...............       $10,250       $ 4,345       $   396       $14,991

Option Grants in Last Fiscal Year

     The following table provides information on option grants in fiscal 1997 to the named executive officers.


                                                       Individual Grants                       Potential
                                       -----------------------------------------------     Realized Value at
                                                     % of Total                             Assumed Annual
                                          Number of    Options  Exercise                 Rates of Stock Price
                                         Securities  Granted to  or Base                     Appreciation
                                         Underlying   Employees   Price                   for Option Term(1)
                                           Options    in Fiscal    Per    Expiration  ---------------------------
        Name                               Granted      1997      Share      Date          5%            10%
        ----                            -----------  --------- --------- ----------- ------------  ------------
Kevork S. Hovnanian ...............              0       N/A       N/A        N/A          N/A          N/A
Ara K. Hovanian ...................         75,000      42.7%     $6.50     2/13/07     $306,586     $776,949
John J. Schimpf ...................         25,000      14.3%     $6.50     2/13/07     $102,195     $258,983
J. Larry Sorsby ...................         20,000      11.4%     $6.50     2/13/07     $ 81,756     $207,187
Peter S. Reinhart .................         10,000       5.7%     $6.50     2/13/07     $ 40,878     $103,593

----------
Note:
(1) The potential realizable value is reported net of the option exercise price, but before income taxes associated with exercise. These amounts represent assumed annual compounded rates of appreciation of 5% and 10% only from the date of grant to the end of the option. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Class A Common Stock, overall stock market conditions, and the optionee's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

Aggregated Option Exercises During the Year Ended October 31, 1997 and Option Values at October 31, 1997

     The following table provides information on option exercises during the year ended October 31, 1997 by the named executive officers and the value of such officers' unexercised options at October 31, 1997.

                                                           Securities Underlying
                                                           Number of Unexercised      Value of Unexercised
                                    Shares                       Options at           In-the-Money Options at
                                   Acquired                 October 31, 1997(1)        October 31, 1997(1)
                                      On         Value      -------------------        -------------------
             Name                  Exercise    Realized  Exercisable  Unexercisable   Exercisable  Unexercisable
            -------                ---------   --------------------- --------------  ------------ --------------
Kevork S. Hovnanian ...........         0         $0        None           None           N/A            N/A
Ara K. Hovnanian ..............         0         $0       553,333        91,667       $440,807        $17,904
John J. Schimpf ...............         0         $0        76,667        33,333       $165,834        $13,541
J. Larry Sorsby ...............         0         $0        69,333        26,667       $ 70,229        $10,834
Peter S. Reinhart .............         0         $0        49,000        15,000       $ 71,750        $ 8,125

----------
Note:
(1) The closing price of the Class A Common Stock on the last trading day of October, 1997 on the American Stock Exchange was $7.4375.

Ten-Year Option Repricings

     For the year ended October 31, 1997, there was no adjustment or amendment to the exercise price of the stock options previously awarded.

Report of the Compensation Committee

     The Compensation Committee is charged with the responsibility of determining the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees. The amount and nature of the compensation received by the

Company's executives during the year ended October 31, 1997 was determined in accordance with the compensation program and policies described below.

     The executive compensation program is designed to attract, retain and reward highly qualified executives while maintaining a strong and direct link between executive pay, the Company's financial performance and total shareholder return. The executive compensation program contains three major components: base salaries, annual bonuses and stock options.

     Base Salary

     The Compensation Committee believes that, due to the Company's success in its principal markets, other companies seeking proven executives may view members of the Company's highly experienced executive team as potential targets. The base salaries paid to the Company's executive officers during the year ended October 31, 1997 generally were believed to be necessary to retain their services.

     Base salaries, including that of Mr. K. Hovnanian, the Company's Chairman of the Board, are reviewed annually and are adjusted based on the performance of the executive, any increased responsibilities assumed by the executive, average salary increases or decreases in the industry and the going rate for similar positions at comparable companies. Mr. K. Hovnanian set the year ended October 31, 1997 base salaries of the Company's executive officers. Each executive officer's base salary, including the base salary of Mr. K. Hovnanian, was reviewed in accordance with the above criteria by the members of the Compensation Committee and thereafter approved.

     Annual Bonus Program

     The Company maintains an annual bonus program under which executive officers and other key management employees have the opportunity to earn cash bonuses. The annual bonus program is intended to motivate and reward executives for the achievement of individual performance objectives and for the attainment by the Company of strategic and financial performance goals, including levels of return on equity.

     The bonus program for Mr. K. Hovnanian, Chairman of the Board and Mr. A. Hovnanian, President and Chief Executive Officer pays a fixed amount bonus based on the Company's Return on Equity ("ROE"). All other executive officers participate in a plan based on ROE but instead of receiving a fixed amount, they receive a percentage of their base salary. As the Company's ROE reaches higher targeted levels, the bonus percentage of salary increases. For the year ended October 31, 1997, the Company's executives did not receive a bonus based on the Company's overall ROE being negative.

     The Company's annual bonus program is designed to be cost and tax effective. Accordingly, in light of recent federal tax law changes under the Omnibus Budget Reconciliation Act of 1993, the bonus plan for executives receiving compensation in excess of $1,000,000 was approved by shareholders at the April 15, 1996 Annual Meeting of Shareholders and reflects the Compensation Committee's policies of maximizing corporate tax deductions, wherever feasible.

     Stock Option Plan

     The Option Plan established by the Board of Directors is intended to align the interests of the Company's executives and shareholders in the enhancement of shareholder value. The ultimate value received by option holders is directly tied to increases in the Company's stock price and, therefore, stock options serve to closely link the interests of management and shareholders and motivate executives to make decisions that will serve to increase the long-term total return to shareholders. Additionally, grants under the Option Plan include vesting and termination provisions which the Compensation Committee believes will encourage option holders to remain employees of the Company.

     The Option Plan is administered by the Compensation Committee. See "Option Grants in Last Fiscal Year" above. No member of the Compensation Committee, while a member, is eligible to participate in the Option Plan.

                                             COMPENSATION COMMITTEE
                                             Stephen D. Weinroth
                                             Desmond P. McDonald

Compensation Committee Interlocks and Insider Participation

     Mr. Weinroth is Chairman of the Compensation Committee which also includes Mr. McDonald. Both Messrs. McDonald and Weinroth are non-employee directors and were never officers or employees of the Company. See "CERTAIN TRANSACTIONS" for information concerning Mr. Greenbaum's business relationship with the Company.

Performance Graph

     The following graph compares on a cumulative basis the yearly percentage change over the five year period ending October 31, 1997 in (i) the total shareholder return on the Class A Common Stock of the Company with (ii) the total return on the Standard & Poor's 500 Composite Stock Price Index and with
(iii) the total shareholder return on the common stocks of a peer group of nine companies. Such yearly percentage change has been measured by dividing (i) the sum of (a) the amount of dividends for the measurement period, assuming dividend reinvestment, and (b) the price per share at the end of the measurement period less the price per share at the beginning of the measurement period, by (ii) the price per share at the beginning of the measurement period. The price of each unit has been set at $100 on October 31, 1992 for the preparation of the graph. The peer group index is composed of the following peer companies: Hovnanian Enterprises, Inc., Centex Corporation, PHM Corporation, Standard Pacific Corp., The Ryland Group, Inc., MDC Holdings, Inc., Toll Brothers, Inc., Kaufman and Broad Home Corporation, and Lennar Corporation.

     Note: The stock price performance shown on the following graph is not necessarily indicative of future price performance.

 Comparison of Five-Year Cumulative Total Return of Hovnanian Enterprises, Inc.,
                    the S&P 500 Index and a Peer Group Index
                                  (October 31)


 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]


Date           Hovnanian Enterprises, Inc.        S&P 500        Peer Group
----           ---------------------------        -------        ----------
Oct. 92                  $100.00                  $100.00          $100.00
Oct. 93                  $186.84                  $111.74          $138.57
Oct. 94                  $ 63.16                  $112.82          $ 82.30
Oct. 95                  $ 75.00                  $138.89          $106.69
Oct. 96                  $ 63.16                  $168.43          $ 97.06
Oct. 97                  $ 78.29                  $218.44          $156.08


                              CERTAIN TRANSACTIONS

     The Company's Board of Directors has adopted a general policy providing that it will not make loans to officers or directors of the Company or their relatives at an interest rate less than the interest rate at the date of the loan on six month U.S. Treasury Bills, that the aggregate of such loans will not exceed $2,000,000 at any one time, and that such loans will be made only with the approval of the members of the Company's Board of Directors who have no interest in the transaction. At October 31, 1997, loans under this policy amounted to $1,889,000. Notwithstanding the policy stated above, the Board of Directors of the Company concluded that the following transactions were in the best interests of the Company.

     The Company provides property management services to various limited partnerships including one partnership in which Mr. A. Hovnanian, President, Chief Executive Officer and a Director of the Company, is general partner, and members of his family and certain officers and directors of the Company are limited partners. At October 31, 1997, no amounts were due the Company by these partnerships.

     Mr. Arthur Greenbaum is a senior partner of Greenbaum, Rowe, Smith, Ravin & Davis, a law firm retained by the Company during the year ended October 31, 1997.

                                     GENERAL

     The expense of this solicitation is to be borne by the Company. The Company may also reimburse persons holding shares in their names or in the names of their nominees for their expenses in sending proxies and proxy material to their principals.

     Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote all proxies received by them in favor of the election of nominees to the Board of Directors of the Company named herein and in favor of the ratification of selected independent accountants. All proxies will be voted as specified.

     Each share of Class A Common Stock entitles the holder thereof to one vote and each share of Class B Common Stock entitles the holder thereof to ten votes. Votes of Class A Common Stock and Class B Common Stock will be counted together without regard to class and will be certified by the Inspectors of Election, who are employees of the Company. Notwithstanding the foregoing, the Company's Certificate of Incorporation provides that each share of Class B Common Stock held, to the extent of the Company's knowledge, in nominee name by a stockbroker, bank or otherwise will be entitled to only one vote per share unless the Company is satisfied that such shares have been held, since the date of issuance, for the benefit or account of the same beneficial owner of such shares or any permitted transferee. Beneficial owners of shares of Class B Common Stock held in nominee name wishing to cast ten votes for each share of such stock must (i) obtain from their nominee a proxy card designed for beneficial owners of Class B Common Stock, (ii) complete the certification on such card and (iii) execute the card and return it to their nominee. The Company has also supplied nominee holders of Class B Common Stock with specially designed proxy cards to accommodate the voting of the Class B Common Stock. In accordance with the Company's Certificate of Incorporation, shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if the beneficial owner proxy card or the nominee proxy card relating to such shares is properly completed and received by Boston EquiServe, the Company's transfer agent, not less than 3 nor more than 20 business days prior to April 14, 1998. Completed proxy cards should be sent to P.O. Box 9381, Boston, Massachusetts 02266-9381, Attention: Proxy Department.

     All items to be acted upon at this Annual Meeting of Shareholders will be determined by a majority of the votes cast. Mr. K. Hovnanian and certain members of his family have informed the Company that they intend to vote in favor of all proposals submitted on behalf of the Company. Because of the voting power of Mr.
K. Hovnanian and such members of his family, all of the foregoing proposals are assured passage.

     Management  does not intend to present any  business  at the meeting  other than that set forth in the accompanying Notice of Annual Meeting of Shareholders, and it has no information that others will do so. If other matters requiring the vote of the shareholders properly come before the meeting and any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their judgment on such matters.

                          SHAREHOLDER PROPOSALS FOR THE
                               1999 ANNUAL MEETING

     Shareholder proposals for inclusion in the proxy materials related to the 1999 Annual Meeting of Shareholders must be received by the Company no later than November 30, 1998.


                                        By Order of the Board of Directors
                                        HOVNANIAN ENTERPRISES, INC.

Red Bank, New Jersey
February 27, 1998

                                   DETACH HERE


                                      PROXY


                           HOVNANIAN ENTERPRISES, INC.


                              Class B Common Stock


           This Proxy is Solicited on Behalf of the Board of Directors



     The undersigned hereby constitutes and appoints Kevork S. Hovnanian, Ara K. Hovnanian and Desmond P. McDonald, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of HOVNANIAN ENTERPRISES, INC. to be held in the Boardroom of the American Stock Exchange, 13th Floor, 86 Trinity Place, New York, New York, at 10:30 A.M. on April 14, 1998, and at any adjournments thereof, upon the matters set forth in the notice of meeting and Proxy Statement dated February 27, 1998 and upon all other matters properly coming before said meeting.





                                                                    -----------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
                                                                       SIDE
                                                                    -----------

                                   DETACH HERE
--------------------------------------------------------------------------------

|X|  Please mark
     votes as in
     this example.


     This proxy when properly executed will be voted (1) for the election of the nominees of the Board of Directors; (2) for the ratification of the selection of Ernst & Young LLP as independent accountants; and (3) on any other matters in accordance with the discretion of the named attorneys and agents, if no instructions to the contrary are indicated in items (1), (2), and (3).

     1.   Election of Directors

          Nominees: K. Hovnanian, A. Hovnanian, P. Buchanan, A. Greenbaum, D. McDonald, P. Reinhart, J. Sorsby, S. Weinroth

               FOR       WITHHELD
               |_|         |_|


     |_| ______________________________________
         For all nominees except as noted above


     2. Ratification of the selection of Ernst & Young LLP as independent accountants for the year ended October 31, 1998

               FOR       AGAINST        ABSTAIN
               |_|         |_|            |_|


     3. In their discretion, upon other matters as may properly come before the meeting.


     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     |_|


     Please mark, sign, date and return the proxy card promplty using the enclosed envelope. This Proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signee is a corporation, please sign full corporate name by duly authorized officer.